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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-61101, as amended, and 333-35051 of Hearst-Argyle Television Inc. on Form S-3 and Registration Statement Nos. 333-35043 and 333-75709 on Form S-8 of our report dated March 18, 1999 relating to the financial statements of Pulitzer Broadcasting Company and Subsidiaries, appearing in the Current Report on Form 8-K/A of Hearst-Argyle Television Inc. dated May 14, 1999, and to the reference to us under the heading "Experts" in Registration Statement No. 333-61101, as amended.


DELOITTE & TOUCHE LLP

May 14, 1999
St. Louis, Missouri